Securities and Exchange Commission     -1-                       October 8, 1996

                                  ROPES & GRAY
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 951-7000
                               Fax: (617) 951-7050

                   WRITER'S DIRECT DIAL NUMBER: (617) 951-7643


                                 October 8, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:   PIMCO Advisors Funds (File No. 811-3881) ("PAF")
               PIMCO Funds: Equity Advisors Series (File No. 811-6161) ("PFEAS")

Ladies and Gentlemen:

         On behalf of PAF and PFEAS, enclosed for filing via EDGAR pursuant to Rule 14a-6(b) and (j) under the Securities Exchange Act of 1934 are the following additional soliciting materials:

         (1) a letter to shareholders of the PAF Value Fund and the PAF Discovery Fund soliciting their proxies for the approval of the combinations of those funds into, respectively, the PFEAS Cadence Mid Cap Growth Fund and the PFEAS NFJ Diversified Low P/E Fund;

         (2) a letter to shareholders of the PFEAS Columbus Circle Investors Core Equity Fund and the PFEAS Columbus Circle Investors Mid Cap Equity Fund soliciting their proxies for the approval of the combinations of those funds into, respectively, the PFEAS Growth Fund and the PFEAS Target Fund;1 and

         (3) a letter to shareholders of the PAF High Yield, Total Return Income, U.S. Government, Short-Intermediate and Money Market Funds soliciting their proxies for the approval of the combinations of those funds into, respectively, the High Yield,
--------
                  1The PFEAS Growth Fund and the PFEAS Target Fund are newly created series of PFEAS that, immediately prior to the proposed combinations described in the text, will acquire substantially all the assets (and assume substantially all the liabilities) of the PAF Growth Fund and the PAF Target Fund, respectively.

Securities and Exchange Commission    -2-                        October 7, 1996

         Total Return, Total Return, Low Duration and Money Market Funds of PIMCO Funds (File No. 811-5028) ("PF").2

         The enclosed letters are intended to be used in conjunction with the Prospectus/Proxy Statements that are contained in the Registration Statements on Form N-14 relating to the issuance of shares in such combinations, each of which was filed with the Commission on Friday, September 27, 1996.3 Each of those Registration Statements will become effective on October 28, 1996 pursuant to Rule 488 under the Securities Act of 1933. It is intended that the enclosed letters will be mailed to shareholders on or shortly after the effective date of the relevant Registration Statement and will be accompanied or preceded by the relevant Prospectus/Proxy Statement.

         Pursuant to paragraph (i)(2) of Rule 14a-6 (as amended by Exchange Act Release No. 37692), no fee is being paid with this filing.

         The enclosed letters are also being filed with the National Association of Securities Dealers, Inc. to comply with Section 24(b) of the Investment Company Act of 1940 and Rule 24b-3 thereunder to the extent that such letters may be deemed to be sales literature by virtue of the fact that the solicitation of proxies may involve, pursuant to Rule 145(a) under the Securities Act of 1933, an offer of the securities of the relevant surviving fund in each combination.

         If you have any questions or comments regarding the enclosed materials, please feel free to call me at 617-951-7643 or my colleague J.B. Kittredge at 617-951-7392.

         Thank you.

                                                     Very truly yours,

                                                     /s/ Michael J. Savitz

                                                     Michael J. Savitz

MJS/apk:
Enclosures
--------
                  2 The PAF Total Return Income Fund and the PAF U.S. Government Fund are each proposed to combine into the PF Total Return Fund. 3 The file numbers of the Registration Statements on Form N-14 corresponding to the letters identified in the numbered paragraphs above are, respectively, 333-12869 (PFEAS as the registrant), 333-12873 (PFEAS as the registrant) and 333-12871 (PF as the registrant).